ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED THIRD QUARTER 2021 RESULTS,

OCTOBER 2021 MONTHLY DIVIDEND AND

SEPTEMBER 30, 2021 RMBS PORTFOLIO CHARACTERISTICS

•         October 2021 Monthly Dividend of $0.065 Per Share of Common Stock

•         Estimated Book Value Per Share as of September 30, 2021 of $4.77

•         Estimated GAAP net income of $0.20 per share for the quarter ended September 30, 2021, including an estimated $0.02 per share of net realized and unrealized losses on RMBS and derivative instruments

•         Estimated 5.4% total return on equity for the quarter

•         Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm

•         RMBS Portfolio Characteristics as of September 30, 2021

•          Next Dividend Announcement Expected November 9, 2021

Vero Beach, Fla., October 12, 2021 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of October 2021. The dividend of $0.065 per share will be paid November 26, 2021 to holders of record of the Company’s common stock on October 29, 2021, with an ex-dividend date of October 28, 2021. The Company plans on announcing its next common stock dividend on November 9, 2021.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 12, 2021, the Company had 153,831,978 shares of common stock outstanding. As of September 30, 2021, the Company had 153,318,351 shares of common stock outstanding. As of June 30, 2021, the Company had 117,500,013 shares of common stock outstanding.

Estimated September 30, 2021 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2021 was $4.77.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2021, the Company's preliminary estimated total stockholders' equity was approximately $730.6 million with 153,318,351 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.20, which includes $0.02 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended September 30, 2021.  These amounts compare to total dividends declared during the quarter of $0.195 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended September 30, 2021 was 5.4%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.255 per share, comprised of dividends per share of $0.195 and an increase in book value per share of $0.06 from June 30, 2021.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2021 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended September 30, 2021, are subject to review by the Company’s independent registered public accounting firm.

•         RMBS Valuation Characteristics

•         RMBS Assets by Agency

  Investment Company Act of 1940 Whole Pool Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and expected funding of purchased assets. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Sep 2021	Jul - Sep	Modeled	Modeled
					Net			Weighted	CPR	2021 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
15yr 2.5	$223,524	$235,988	4.21%	$105.58	2.50%	2.87%	9	166	10.5%	8.3%	$3,620	$(4,307)
15yr 4.0	569	610	0.01%	107.25	4.00%	4.51%	41	117	10.0%	9.6%	6	(8)
15yr Total	224,093	236,598	4.22%	105.58	2.50%	2.88%	10	166	10.5%	8.3%	3,626	(4,315)
30yr 2.5	755,961	782,574	13.97%	103.52	2.50%	3.39%	7	351	9.2%	15.6%	10,688	(17,923)
30yr 3.0	3,685,738	3,955,954	70.63%	107.33	3.00%	3.48%	7	352	6.7%	7.6%	62,963	(92,337)
30yr 3.5	329,487	362,129	6.47%	109.91	3.50%	4.02%	19	334	22.0%	20.2%	5,210	(7,144)
30yr 4.0	81,269	89,089	1.59%	109.62	4.00%	4.72%	36	321	19.0%	28.5%	996	(1,220)
30yr 4.5	28,342	32,218	0.58%	113.68	4.50%	4.91%	23	329	18.4%	17.6%	509	(611)
30yr Total	4,880,797	5,221,964	93.23%	106.99	2.98%	3.53%	8	350	8.3%	9.9%	80,366	(119,235)
Total Pass Through RMBS	5,104,890	5,458,562	97.45%	106.93	2.96%	3.50%	8	342	8.4%	9.8%	83,992	(123,550)
Structured RMBS
IO 20yr 3.0	363,225	37,650	0.67%	10.37	3.00%	3.68%	61	173	31.2%	33.5%	(4,077)	2,526
IO 20yr 4.0	14,677	1,857	0.03%	12.65	4.00%	4.58%	117	116	22.5%	20.0%	(39)	21
IO 30yr 3.0	98,485	13,883	0.25%	14.10	3.00%	3.66%	49	303	24.8%	20.2%	(1,430)	992
IO 30yr 3.5	336,401	57,119	1.02%	16.98	3.50%	4.01%	47	304	20.7%	19.4%	(4,818)	3,301
IO 30yr 4.0	195,862	28,170	0.50%	14.38	4.00%	4.56%	66	286	32.6%	34.0%	(2,552)	2,292
IO 30yr 4.5	5,166	799	0.01%	15.47	4.50%	4.99%	135	212	24.2%	26.2%	(77)	59
IO 30yr 5.0	2,924	465	0.01%	15.90	5.00%	5.36%	135	213	25.7%	41.9%	(37)	32
IO Total	1,016,740	139,943	2.50%	13.76	3.39%	3.98%	58	250	27.2%	24.9%	(13,031)	9,224
IIO 30yr 4.0	49,645	2,783	0.05%	5.61	3.75%	4.41%	48	304	27.4%	28.0%	(285)	(96)
Total Structured RMBS	1,066,385	142,726	2.55%	13.38	3.40%	4.00%	57	253	27.2%	25.1%	(13,316)	9,128

Total Mortgage Assets	$6,171,275	$5,601,288	100.00%		3.04%	3.59%	17	326	11.8%	12.4%	$70,676	$(114,422)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(50,000)	Dec-2021									$(125)	$125
Swaps	(1,355,000)	Dec-2026									(35,820)	35,820
5-Year Treasury Future(3)	(269,000)	Dec-2021									(9,532)	7,254
10-Year Treasury Ultra(4)	(23,500)	Dec-2021									(2,560)	1,837
Swaptions	(244,350)	May-2022									(7,654)	(7,654)
Yield Curve Spread Floor	(150,000)	Feb-2023									n/a	n/a
Hedge Total	$(2,091,850)										$(55,691)	$37,382
Rate Shock Grand Total											$14,985	$(77,040)

(1)    Amounts in the tables above include assets with a fair value of approximately $180.8 million purchased in September 2021, which settle in October 2021.

(2)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)    Five-year Treasury futures contracts were valued at prices of $122.74 at September 30, 2021.  The market value of the short position was $330.2 million.

(4)    Ten-year Treasury Ultra futures contracts were valued at prices of $145.25 at September 30, 2021.  The market value of the short position was $34.1 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of September 30, 2021			As of September 30, 2021
Fannie Mae	$4,314,966	77.0%	Non-Whole Pool Assets	$325,421	5.8%
Freddie Mac	1,286,322	23.0%	Whole Pool Assets	5,275,867	94.2%
Total Mortgage Assets	$5,601,288	100.0%	Total Mortgage Assets	$5,601,288	100.0%

(1)    Amounts in the tables above include assets with a fair value of approximately $180.8 million purchased in September 2021, which settle in October 2021.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2021	Borrowings(1)	Debt	Rate	in Days	Maturity
ABN AMRO Bank N.V.	$421,280	8.3%	0.12%	30	11/12/2021
Mirae Asset Securities (USA) Inc.	396,039	7.6%	0.12%	74	9/14/2022
Wells Fargo Bank, N.A.	357,656	6.9%	0.11%	14	10/22/2021
RBC Capital Markets, LLC	356,691	6.8%	0.12%	31	11/10/2021
J.P. Morgan Securities LLC	334,245	6.4%	0.12%	41	11/22/2021
Goldman, Sachs & Co.	323,521	6.2%	0.12%	40	12/27/2021
ASL Capital Markets Inc.	321,542	6.2%	0.12%	15	10/19/2021
Cantor Fitzgerald & Co	268,272	5.1%	0.12%	24	11/15/2021
Citigroup Global Markets Inc	263,278	5.0%	0.11%	13	10/14/2021
Mitsubishi UFJ Securities (USA), Inc	259,581	5.0%	0.24%	23	11/29/2021
Santander Bank, N.A.	210,831	4.0%	0.11%	29	11/15/2021
ED&F Man Capital Markets Inc	199,744	3.8%	0.12%	32	12/8/2021
ING Financial Markets LLC	199,544	3.8%	0.12%	37	11/10/2021
Nomura Securities International, Inc.	199,411	3.8%	0.11%	41	11/22/2021
South Street Securities, LLC	173,977	3.3%	0.12%	42	11/23/2021
BMO Capital Markets Corp.	169,909	3.3%	0.13%	14	10/22/2021
Daiwa Securities America Inc.	167,813	3.2%	0.11%	16	11/8/2021
Barclays Capital Inc	145,516	2.8%	0.11%	13	10/13/2021
Merrill Lynch, Pierce, Fenner & Smith	141,192	2.7%	0.17%	15	10/29/2021
Austin Atlantic Asset Management Co.	99,395	1.9%	0.14%	7	10/7/2021
Lucid Price Fund, LLC	85,283	1.6%	0.18%	14	10/14/2021
Lucid Cash Fund USG, LLC	60,503	1.2%	0.12%	14	10/14/2021
J.V.B. Financial Group, LLC	58,647	1.1%	0.12%	22	10/25/2021
Total Borrowings	$5,213,869	100.0%	0.13%	30	9/14/2022

(1)    In September 2021, the Company purchased assets with a fair value of approximately $180.8 million, which settle in October 2021 that are expected to be funded substantially by repurchase agreements not included in the table above.

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400